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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 Current Report
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  June 6, 2002

                         Federal Realty Investment Trust
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             (Exact name of registrant as specified in its charter)




          Maryland                       1-07533                 52-0782497
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(State or other jurisdiction of      (Commission File        (I.R.S. Employer
incorporation or organization)            Number)           Identification No.)



1626 East Jefferson Street, Rockville, Maryland                     20852-4041
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(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code: (301) 998-8100
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                         FEDERAL REALTY INVESTMENT TRUST

Item 5.  Other Events.

On June 6, 2002, Federal Realty Investment Trust (the "Trust") entered into an underwriting agreement and related pricing agreement (together, the "Agreement") with First Union Securities, Inc., as underwriter (the "Underwriter"), relating to the offer and sale by the Trust of 1,900,000 of the Trust's Common Shares of Beneficial Interest, par value $.01 per share (the "Shares"). Closing on the sale of the Shares is expected on or about June 12, 2002. Pursuant to the Agreement, the Underwriter has the option to acquire up to an additional 285,000 Common Shares to cover overallotments. This Current Report is being filed for the sole purpose of allowing the exhibits hereto to be incorporated by reference in the Trust's registration statement on Form S-3 (Reg. No. 333-63619) and the related prospectus supplement thereto dated June 6, 2002. The exhibits should not be relied upon by anyone other than a purchaser of the Shares.

Item 7.  Exhibits.

Number                Description

1.1 Underwriting Agreement dated as of June 6, 2002, by and among the Trust and First Union Securities, Inc.
1.2 Pricing Agreement dated as of June 6, 2002, by and among the Trust and First Union Securities, Inc.
5.1      Opinion of Hogan & Hartson L.L.P. as to the validity of the Shares.
8.1      Opinion of Hogan & Hartson L.L.P. as to certain tax matters.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           FEDERAL REALTY INVESTMENT TRUST


Date: June 11, 2002                        By:   /s/ Dawn M. Becker
                                               ---------------------------------
                                           Dawn M. Becker
                                           Vice President, General Counsel and
                                           Secretary

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                                  EXHIBIT INDEX

Number                   Description

1.1 Underwriting Agreement dated as of June 6, 2002, by and among the Trust and First Union Securities, Inc.
1.2 Pricing Agreement dated as of June 6, 2002, by and among the Trust and First Union Securities, Inc.
5.1      Opinion of Hogan & Hartson L.L.P. as to the validity of the Shares.
8.1      Opinion of Hogan & Hartson L.L.P. as to certain tax matters.